                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of August 13, 2004, by and between Feldman Mall Properties, Inc., with its principal place of business at 3225 North Central Avenue, Suite 1205, Phoenix, Arizona 85012 (the "Company") and Jeffrey Erhart, residing at the address set forth on the signature page hereof (the "Executive").

         WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept such offer, on the terms set forth below:

         Accordingly, the parties hereto agree as follows:

         1. Term. Provided that the Initial Date (as defined below) occurs not more than one year following the date hereof, the Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, for an initial term commencing as of the date that is 14 days following the initial public offering of the shares of the Company (the "Initial Date"), and continuing for a three-year period following the Initial Date, unless sooner terminated in accordance with the provisions of Section 4 or Section 5; with such employment to continue for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party of non-renewal in writing prior to six months before the expiration of the initial term and each annual renewal, as applicable (the period from the Initial Date during which the Executive is employed hereunder being hereinafter referred to as the "Term").

         2. Duties. During the Term, the Executive shall be employed by the Company as General Counsel and Executive Vice President of the Company, and, as such, the Executive shall faithfully perform for the Company the duties of said offices and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the board of directors of the Company (the "Board"). The Executive shall report to the Chairman of the Board (the "Chairman") and the Chief Executive Officer (the "CEO"). The Executive shall devote substantially all of his business time and effort to the performance of his duties hereunder; provided that in no event shall this sentence prohibit the Executive from performing personal and charitable activities, and other business interests approved by the Chairman or the CEO, and further provided that such other business interests do not violate
Section 6 of this Agreement.

         3.       Compensation.

         3.1 Salary. The Company shall pay the Executive during the Term a salary at a minimum rate of $225,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives. At least annually, the Board shall review the Executive's Annual Salary and may provide for such increases therein as it may in its discretion deem appropriate. (Any such increased salary shall constitute the "Annual Salary" as of the time of the increase.)

         3.2      Bonus.

                  (a) During the Term, in addition to the Annual Salary, for each fiscal year of the Company ending during the Term, the Executive shall have the opportunity to receive an annual bonus pursuant to the Company's bonus plans and arrangements as in effect from time to time of up to 300% of the Executive's Annual Salary, subject to attainment of performance goals determined prior to the beginning of such fiscal year by the Board (or as appropriate, a committee of the Board). The forgoing shall not limit the Executive's eligibility to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of the Company.

                  (b) In connection with the Executive's execution of this Agreement, the Executive is granted, in exchange for the Executive's contribution in the amount of $100,000, the opportunity to acquire Class B Interest in Feldman Equities of Arizona, LLC, subject to the terms set forth in Exhibit A hereto.

         3.3 Benefits-In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of the Company generally, on the same terms as such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs, and coverage under the Company's health insurance and hospitalization plans shall include, and the Company shall pay the premiums applicable to such coverage for the Executive, the Executive's spouse, minor children and adult children under age 25 who are full time undergraduate or graduate students, to the extent elected by the Executive.

         3.4 Vacation. The Executive shall be entitled to vacation of no less than 20 business days per year, to be credited in accordance with ordinary Company policies.

         3.5 Expenses-In General. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement in accordance with the Company's policies regarding such reimbursements. The Company shall also pay all expenses of Executive for maintaining his memberships in the State Bar of Arizona and the American Bar Association and appropriate sections thereof.

         3.6 Automobile. During the Term, the Company shall provide the Executive with an automobile allowance of $500 per month.

         3.7 Cellular Telephone. During the Term, the Company shall provide the Executive with the use of a cellular telephone, or, so long as such will not increase the Company's expense, reimburse Executive for a cellular phone and phone plan obtained by the Executive.

         4. Termination upon Death or Disability. If the Executive dies during the Term, the Term shall terminate as of the date of death, and the obligations of the Company to or with respect to the Executive shall terminate in their entirety upon such date except as otherwise provided under this Section
4. If the Executive by virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period, the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive. Upon termination of employment due to death or disability, (i) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive any Annual Salary and other benefits earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination);
(ii) for a period of three years after termination of employment, the Executive (if applicable), and in the event of his death, his spouse and his dependents, shall receive such continuing coverage under the group health plans they would have received under this Agreement (but at such costs no higher than as in effect immediately preceding such termination) as would have applied in the absence of such termination, provided that, the Company shall in no event be required to provide any benefits otherwise required by this clause (ii) after such time as the Executive becomes entitled to receive benefits of the same type from another employer or recipient of the Executive's services; (iii) without duplication of any amounts due under clause (i), the Executive shall receive an amount equal to the annual bonus that, in the absence of such termination, would have been payable for the fiscal year in which termination occurs, payable at such time as would have applied in the absence of such termination, with such amount to be multiplied by a fraction (x) the numerator of which is the number of days in the fiscal year preceding the termination and (y) the denominator of which is 365; (iv) all outstanding unvested equity-based awards (including, without limitation, stock options and restricted stock) held by the Executive shall fully vest and become immediately exercisable, as applicable, and subject to the terms of such awards; and (v) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall have no further rights to any other compensation or benefits hereunder, or any other rights hereunder (but, for the avoidance of doubt, shall receive such disability and death benefits as may be provided under the Company's plans and arrangements in accordance with their terms).

         5.       Certain Terminations of Employment; Certain Benefits.

         5.1 Termination by the Company for Cause; Termination by the Executive without Good Reason.

                  (a) For purposes of this Agreement, "Cause" shall mean at any time from the date of this Agreement, the Executive's:

                           (i) conviction of (or pleading nolo contendere to) a felony (but in no event including a traffic or similar violation);

                           (ii) engagement in the performance of his duties hereunder, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

                           (iii) repeated substantial failure to materially adhere to the reasonable directions of the Chairman or CEO: or

                           (iv)     material breach of any of the provisions of
                                    Section 6;

provided that the Company shall not be permitted to terminate the Executive for Cause except on written notice given to the Executive at any time not more than 30 days following the occurrence of any of the events described in clause (i) through (iv) above (or, if later, the Company's knowledge thereof). No termination for Cause under clause (i) through (iv) shall be effective unless the Board makes a determination that Cause exists after notice to the Executive, and the Executive has been provided with an opportunity (with counsel of his choice) to contest the determination at a meeting of the Board.

                  (b) The Company may terminate this Agreement and the Executive's employment hereunder for Cause, and the Executive may terminate his employment on at least 30 days' written notice given to the Company. If the Company terminates the Executive for Cause, or the Executive terminates his employment and the termination by the Executive is not for Good Reason in accordance with Section 5.2, (i) the Executive shall receive Annual Salary and other benefits (including any bonus for a fiscal year completed before termination and awarded but not yet paid) earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); and
(ii) the Executive shall have no further rights to any other compensation or benefits under this Agreement on or after the termination of employment.

         5.2 Termination by the Company without Cause; Termination by the Executive for Good Reason.

                  (a) For purposes of this Agreement, "Good Reason" shall mean, unless otherwise consented to by the Executive,

                           (i) the material reduction of the Executive's authority, duties and responsibilities, the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company, or the Executive is required to report to any person other than the persons described in
                                    Section 2;

                           (ii)     a reduction in Annual Salary of the
                                    Executive;

                           (iii) the relocation of the Executive's office to more than 25 miles from Phoenix, Arizona, or the Executive not being provided with an office, office equipment and access to secretarial assistance reasonably comparable to that provided to other similarly situated officers of the Company;

                           (iv) the Company's failure to pay the Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of the Company; or

                           (v) the Company's material and willful breach of this Agreement.

Notwithstanding the foregoing, (i) Good Reason shall not be deemed to exist unless notice of termination on account thereof, specifying a termination date no later than 30 days from the date of such notice and describing the event or condition purportedly giving rise to the termination for Good Reason, is given by the Executive to the CEO and the Board within 30 days after such event is alleged to have occurred; (ii) if there exists (without regard to this clause
(ii)) an event or condition that constitutes Good Reason, the Company shall have ten days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder; and (iii) Good Reason shall not be deemed to exist at any time at which there exists an event or condition which could serve as the basis of a termination for Cause. In no event shall the Company's notice of non-renewal, as set forth in Section 1 of this Agreement, be deemed to be a termination without Cause or constitute Good Reason.

                  (b) The Company may terminate the Executive's employment and the Executive may terminate the Executive's employment with the Company at any time for any reason or no reason. If the Company terminates the Executive's employment and the termination is not covered by Section 4 or 5.1, or the Executive terminates his employment for Good Reason:

                           (i) the Executive shall receive Annual Salary and other benefits (including any bonus for a fiscal year completed before termination) earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment);

                           (ii) the Executive shall receive a single-sum cash payment equal to 2.99 multiplied by the sum of (x) the Executive's Annual Salary as in effect immediately before such termination, but in no event shall such salary be deemed to be less than $225,000, and (y) the Executive's bonus payable in accordance with the last sentence of Section
                                    3.2 for the fiscal year in which such
                                    termination occurs, but in no event shall such bonus amount be deemed to be less than a $150,000 bonus), payable no later than ten days after such termination;

                           (iii)    for a period of three years after
                                    termination of employment, such continuing coverage under the group health plans the Executive would have received under this Agreement as would have applied in the absence of such termination, provided that the Company shall in no event be required to provide any benefits otherwise required by this clause after such time as the Executive becomes entitled to receive benefits of the same type from another employer or recipient of the Executive's services; and

                           (iv) all outstanding unvested equity-based awards (including without limitation stock options and restricted stock) held by the Executive shall fully vest and shall become immediately exercisable, as applicable, in the case of options, shall continue to be exercisable for their full terms, and, in the case of interests granted in Feldman Equities Operating Partnership, LP, such units will become convertible into common stock of the Company, and all restrictions on such shares of the Company granted in connection with the initial public offering ("Lockups") shall expire.

         5.3 Change of Control. Without duplication of the foregoing, upon a "Change of Control" (as defined below) while the Executive is employed, all outstanding unvested equity-based awards (including stock options and restricted stock) shall fully vest and shall become immediately exercisable, as applicable. In addition, if, after a Change of Control, the Executive terminates his employment with the Company as of the three-month anniversary of the Change of Control, such termination shall be deemed a termination by the Executive for Good Reason covered by Section 5.2. For purposes of this Agreement, "Change in Control" shall mean the happening of any of the following:

                           (i) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and Executive and any "group" (as such term is used in Section 13(d)(3) of the Exchange
                                    Act) of which the Executive is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange
                                    Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company's then outstanding securities or (B) the then outstanding Common Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering or a subsequent public offering of the Common Stock under the Securities Act of 1933, as amended; or

                           (ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

                           (iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by "persons" (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                           (iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director; or

                           (v) Larry Feldman is removed (or not re-elected) as a member of the Board or as the Chief Executive Officer of the Company, other than with his consent and other than due to death or Disability.

         5.4 Parachutes. Notwithstanding any other provision of this Agreement, in the event that any payments by the Company or an affiliate to the Executive ("Payments") would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") on such amounts, then the Executive shall be entitled to receive either
(i) the amount of such payments reduced so that the Executive only shall be entitled to receive payments, whether or not pursuant to this Agreement, with an aggregate present value (as determined for purposes of Section 280G of the Code) of not more than 2.99 times the Executive's applicable "base amount" under
Section 280G of the Code (the "Limited Amount"), or (ii) the aggregate amount of Payments reduced by the Excise Tax, whichever results in the greatest amount to the Executive net of any applicable Excise Tax.

         6.       Covenants of the Executive.

         6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company (which expressly includes for purposes of this Section 6 (and any related enforcement provisions hereof), its successors and assigns) is the acquiring, owning and redeveloping of enclosed shopping malls (such business herein being referred to as the "Business"); (ii) the Company is one of the limited number of persons who have developed such a business; (iii) the Company's Business is, in part, national in scope; (iv) the Executive's work for the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this
Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. Accordingly, the Executive covenants and agrees that:

                  (a) By and in consideration of the salary and benefits to be provided by the Company hereunder, and subject to Executive receiving all monies due to him under the severance arrangements set forth herein, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive covenants and agrees that, during the period commencing on the date hereof and ending one year following the date upon which the Executive shall cease to be an employee of the Company and its affiliates, he shall not in the United States, directly or indirectly, except with the prior approval of the Board, (i) engage in the Business (other than for the Company or its affiliates), or (ii) render any services to any person, corporation, partnership or other entity (other than the Company or its affiliates) whose principal business is to engage in the Business, or (iii) become interested in any person, corporation, partnership or other entity (other than the Company or its affiliates) principally engaged in the Business, as a partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity; provided, however, that, notwithstanding the foregoing, the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, and (B) the Executive is not a controlling person of, or a member of a group which controls, such entity. Notwithstanding the foregoing, the restrictions in this Section 6(a) shall not apply upon and after (i) a termination covered by Section 5.2 or (ii) a termination by the Executive after a Change in Control. In addition, the restrictions of this
Section 6(a) shall not apply to any existing investments or other activities of the Executive which have been disclosed in writing to the Board prior to the date hereof.

                  (b) During and after the period of the Executive's employment with the Company and its affiliates, the Executive shall keep secret and retain in strictest confidence, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the "Confidential Company Information"); and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement.

                  (c) During the period commencing on the date hereof and ending one year following the date upon which the Executive shall cease to be an employee of the Company and its affiliates, (i) the Executive shall not, without the Company's prior written consent, directly or indirectly, knowingly (i) solicit or encourage to leave the employment or other service of the Company, or any of its affiliates, any employee or independent contractor thereof or (ii) hire (on behalf of the Executive or any other person or entity) any employee who has left the employment of the Company or any of its affiliates within the one-year period which follows the termination of such employee's employment with the Company and its affiliates, and (ii) the Executive will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates' relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Term is or was a customer or client of the Company or any of its affiliates.

         6.2 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 6.1, the Company and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

         7.       Other Provisions.

         7.1 Severability. The Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         7.2 Duration and Scope of Covenants. If any court or other decision-maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         7.3 Enforceability; Jurisdiction; Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than a controversy or claim arising under Section 6, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies referred to in Section 6.2) that is not resolved by the Executive and the Company (or its affiliates, where applicable) shall be submitted to arbitration in New York, New York in accordance with New York law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company (or its affiliates, where applicable) and the Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

         7.4 Indemnification and Insurance. The Company agrees to indemnify (in addition to any other indemnification provided to the Executive under any separate agreement or the by-laws of the Company) the Executive to the fullest extent permitted by applicable law, as the same exists and may hereafter be amended, from and against any and all losses, damages, claims, liabilities and expenses asserted against, or incurred or suffered by, the Executive (including the costs and expenses of legal counsel retained by the Company (or if separate counsel is reasonably required by Executive, the reasonable costs and expenses of legal counsel retained by the Executive) to defend the Executive and judgments, fines and amounts paid in settlement actually and reasonably incurred by or imposed on such indemnified party) with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative in which the Executive is made a party or threatened to be made a party, either with regard to his entering into this Agreement or in his capacity as an officer or director, or former officer or director, of the Company or any affiliate thereof for which he may serve in such capacity. Such indemnification shall continue after the Executive is no longer employed by the Company and shall inure to the benefit of his heirs, executors, and administrators. The Company also agrees to secure and maintain a minimum of $10,000,000 of officers and directors liability insurance and a minimum of $10,000,000 of an errors and omissions policy providing coverage for the Executive, which coverage shall be in an amount that is the same as applies to other similarly situated executives, and which shall continue after termination of employment for a reasonable time (but in no event for a shorter time than is applicable to any other senior executive of the Company).

         7.5 Legal Fees. The Company shall pay directly or reimburse the Executive for all reasonable legal fees and expenses incurred by the Executive in connection with the review, negotiation and execution of this Agreement. The Company shall pay, at least monthly, all costs and expenses, including attorneys' fees and disbursements, of the Company and the Executive in connection with any legal proceeding (including any arbitration), whether or not instituted by the Company or the Executive, relating to the interpretation or enforcement of any provision of this Agreement; provided that if the Executive institutes the proceeding and a court having jurisdiction over such contest determines that the Executive's claim in such contest is frivolous or maintained in bad faith, the Executive shall pay his own costs and expenses and promptly (and in no event more than 60 days after demand therefor by the Company) return to the Company any amounts previously paid by the Company under this Section 7.5.

         7.6 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                           (i)      If to the Company, to:

                                    Feldman Mall Properties, Inc.
                                    3225 North Central Avenue, Suite 1205
                                    Phoenix, Arizona 85012
                                    Attention:  Larry Feldman

                                    with a copy to:

                                    Clifford Chance US LLP
                                    31 West 52nd Street
                                    New York, New York  10019
                                    Attention:  Jay L. Bernstein

                           (ii) If to the Executive, to the address set forth on the signature page hereof.

Any such person may by notice given in accordance with this Section 7.6 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

         7.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         7.8 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         7.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         7.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred, subject to Section 5.3, pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

         7.11 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

         7.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

         7.13 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

         7.14 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 5, 6 and 7.4 and any other provisions of this Agreement expressly imposing obligations that survive termination of Executive's employment hereunder, and the other provisions of this Section 7 to the extent necessary to effectuate the survival of such provisions, shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

         7.15 Existing Agreements. The Executive represents to the Company that he is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder, except that, as previously disclosed to the Board, the Executive may have certain non-solicitation and non-interference obligations to a former employer.

         7.16 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                             FELDMAN MALL PROPERTIES, INC.


                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                                  ------------------------------
                                                          Jeffrey Erhart

                                    EXHIBIT A

In exchange for the Executive's capital contribution in the amount of $100,000, Executive shall be issued a Class B Interest (the "Interest") and admitted as a Non-Managing Member (as defined in the Amended and Restated Operating Agreement of Feldman Equities of Arizona, LLC, (the "LLC Agreement")) in Feldman Equities of Arizona, LLC (the "LLC"). The acquisition, holding and disposition of the Interest shall be subject to the terms and conditions set forth in the LLC Agreement, this Agreement, and any other agreements the Executive may enter into with the Company or the LLC regarding such interests (including, without limitation, the Contribution Agreement applicable to the acquisition of the Interest).